UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2016

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-7959 (Commission File Number)	52-1193298 (I.R.S. Employer Identification No.)

One StarPoint, Stamford, Connecticut (Address of principal executive offices)	06902 (Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 11, 2016, Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or “we” or “our”) completed a series of transactions with Interval Leisure Group, Inc. (“ILG”) and certain of its subsidiaries involving our vacation ownership business (the “Vistana Vacation Ownership Business”).  Specifically, (a) we and certain of our subsidiaries engaged in a series of transactions in which certain assets and liabilities, including five hotels to be converted to vacation ownership properties, were (i) sold directly to subsidiaries of ILG or (ii) otherwise conveyed pursuant to an internal restructuring to Vistana Signature Experiences, Inc. (“Vistana”) or its subsidiaries, which resulted in the separation of the Vistana Vacation Ownership Business from our other businesses, (b) immediately after such separation, via spin-off we distributed the shares of Vistana common stock to our stockholders of record as of March 28, 2016 on a pro rata basis (the “Distribution”), and (c) immediately after the Distribution, Vistana merged with a subsidiary of ILG (the “Merger”).  The holders of SLC Operating Limited Partnership units also received shares of Vistana common stock.  We refer to this series of transactions as the “Transactions.”

Upon the completion of the Transactions, Vistana became a wholly-owned subsidiary of ILG.  In addition, as a result of the Transactions, Starwood stockholders own approximately 55% of the outstanding shares of ILG on a fully-diluted basis, and the existing shareholders of ILG own approximately 45% of ILG on a fully-diluted basis.

As a result of the Transactions, Starwood stockholders and holders of SLC Operating Limited Partnership units entitled to receive shares of Vistana common stock in the Distribution received approximately 0.4309 shares of ILG common stock for each share of Vistana common stock they received in the Distribution. In addition, certain subsidiaries of ILG paid certain of our subsidiaries approximately $123 million in consideration for the sale of certain assets and liabilities related to the Vistana Vacation Ownership Business.

Item 9.01. Financial Statements and Exhibits.

(b)           Starwood Hotels & Resorts Worldwide, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information

We are providing our unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2016, and the years ended December 31, 2015, 2014, and 2013, and our unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 as Exhibit 99.1 to this Current Report.

(d) Exhibits

99.1                        Unaudited Pro Forma Condensed Consolidated Financial Statements of Starwood Hotels & Resorts Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

	By:	/s/ Kristen W. Prohl
Name: Kristen W. Prohl
Title: Vice President, Chief Regulatory Counsel

Date: May 16, 2016